Exhibit 31.1

Certification

I, Michael Finley, certify that:

1.                                     I have reviewed this Amendment No. 1 on Form 10-K/A of Boingo Wireless, Inc.; and

2.                                     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 8, 2019	/s/ MICHAEL FINLEY
Michael Finley
Chief Executive Officer and Member of the Board (Principal Executive Officer)